UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2014

Plumas Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

35 S. Lindan Avenue, Quincy, California		95971
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(530)283-7305

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Plumas Bancorp held on May 21, 2014, the shareholders voted on (i) the election of nine directors for the next year and (ii) the ratification of the appointment of Vavrinek, Trine, Day & Company, LLP as our independent auditors for the fiscal year ending December 31, 2014. The results of the votes are set forth below:

Proposal #1: Election of Directors

On the proposal to elect Directors of Plumas Bancorp, the Board of Director’s nominees were elected as Directors of Plumas Bancorp until the 2015 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The voting results were as follows:

Nominee	Votes For Nominee	Votes Withheld or	Abstentions	Broker Non-Votes
		Against Nominee
Alvin G. Blickenstaff	2,139,787	96,577	n/a	1,560,795
Steven M. Coldani	2,135,483	100,881	n/a	1,560,795
William E. Elliott	2,140,537	95,827	n/a	1,560,795
Gerald W. Fletcher	2,141,248	95,116	n/a	1,560,795
John Flournoy	2,142,098	94,266	n/a	1,560,795
Arthur C. Grohs	2,139,787	96,577	n/a	1,560,795
Robert J. McClintock	2,141,248	95,116	n/a	1,560,795
Terrance J. Reeson	2,138,871	97,493	n/a	1,560,795
Daniel E. West	2,140,537	95,827	n/a	1,560,795

Proposal #2: Ratification of the Appointment of Independent Auditors

On the proposal for the ratification of the appointment of Vavrinek, Trine, Day & Company, LLP as our independent auditors for the fiscal year ending December 31, 2014 the voting results were as follows:

For	Against	Abstain
3,675,033	3,908	118,218

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp

May 22, 2014	By:	Richard L. Belstock

Name: Richard L. Belstock
Title: Chief Financial Officer